EXHIBIT 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, as Chief Executive Officer of Dynamic Energy Alliance Corporation (formerly Mammatech Corporation) certifies that to the undersigned’s knowledge, the Form 10-Q for the quarter ended June 30, 2012, which accompanies this certification:

a)	fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and

b)
the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Dynamic Energy Alliance Corporation at the dates and for the periods indicated.

The foregoing certification is made solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code and is subject to the knowledge and willfulness qualifications contained in Title 18, Chapter 63, Section 1350(c).

/s/ James Michael Whitfield
James Michael Whitfield
Chief Financial Officer

Date: August 20, 2012